As filed with the Securities and Exchange Commission on September 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1967997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113

(651) 683-2807

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Debra Frimerman

General Counsel

Calyxt, Inc.

2800 Mount Ridge Road

Roseville, MN 55113

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter E. Devlin

Jones Day

250 Vesey Street

New York, New York 10281

(212) 326-3939

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2022

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

Debt Securities

Calyxt, Inc. (“Calyxt” or the “Company”) may offer and sell from time to time in one or more offerings shares of its common stock, par value $0.0001 per share (“common stock”), shares of preferred stock, warrants, subscription rights, units or debt securities for an aggregate offering price of $50,000,000. Any of these securities may be offered separately or in combination at prices and on other terms to be determined at the time of the offering.

As of September 16, 2022, the aggregate market value of the Company’s outstanding common equity held by non-affiliates, or public float, was $5.9 million, based on 22,593,988 shares of the Company’s common stock held by non-affiliates and a per share price of $0.26, which equaled the closing price of the Company’s common stock on the Nasdaq Global Market on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the Company sell securities in a primary offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75,000,000. If subsequent to the date of this prospectus the Company’s public float equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus. During the 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold $388.00 worth of our securities pursuant to General Instruction I.B.6 of Form S-3.

Each time the Company offers any securities pursuant to this prospectus, it will provide a prospectus supplement that will provide the specific terms of the securities to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, the Company may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should read this prospectus, any applicable prospectus supplements and any documents incorporated by reference carefully before you invest.

The Company may offer these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the specific offering. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

The Company’s common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “CLXT.” On September 16, 2022, the closing sale price of the common stock on Nasdaq was $0.26 per share.

Investing in Calyxt’s securities involves risks. See “Risk Factors” on page S-4 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before investing in Calyxt’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Calyxt filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, Calyxt may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that Calyxt will determine at the time of the offering. This prospectus and the documents incorporated by reference into this prospectus provide you with a general description of the securities that may be sold under this shelf registration statement. In connection with a specific offering, Calyxt may provide a prospectus supplement and may also provide you with a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus, if any, may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus, any applicable accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of Calyxt, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus.

Calyxt has not authorized any other person to provide you with any information different than that contained or incorporated by reference in this prospectus and any applicable accompanying prospectus supplement or free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by Calyxt. Calyxt is not making offers to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus, including any information incorporated in this prospectus by reference, any applicable accompanying prospectus supplement or any free writing prospectus prepared by Calyxt, is accurate as of any date other than the date on the front of these documents. Calyxt’s business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in Calyxt’s affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You are encouraged to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in Calyxt’s securities.

Throughout this prospectus, unless the context otherwise requires, the terms “Calyxt,” the “Company” and “it” refer to Calyxt, Inc. The term “Cellectis” refers to Cellectis S.A., Calyxt’s majority stockholder as of the date of this prospectus.

Calyxt owns the names PlantSpring and BioFactory. Calyxt also owns the trademarks Calyxt® and Calyno® and owns or licenses other trademarks, trade names, and service marks appearing in this this prospectus and any prospectus supplement or free writing prospectus. The names and trademarks Cellectis® and TALEN®, along with any other trademarks, trade names, and service marks of Cellectis appearing in this this prospectus and any prospectus supplement or free writing prospectus are the property of Cellectis. This prospectus, any prospectus supplement and any free writing prospectus may also contain additional trade names, trademarks and service marks belonging to other companies. Calyxt does not intend its use or display of other parties’ trademarks, trade names, or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of these other parties.

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SUMMARY

The Company

Calyxt is a plant-based synthetic biology company that leverages its proprietary PlantSpring™ technology platform to engineer plant metabolism to produce innovative, high-value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, the Company’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. The Company is focused on developing these synthetic biology solutions for customers in large and differentiated end markets, including the cosmeceutical, nutraceutical, and pharmaceutical industries, which are the Company’s initial target markets.

Relationship with Cellectis

Calyxt is currently a majority-owned subsidiary of Cellectis S.A. As of June 30, 2022, Cellectis owned 51.3 percent of Calyxt’s 46,815,694 outstanding shares of common stock. Cellectis has certain contractual rights as well as rights pursuant to Calyxt’s certificate of incorporation and bylaws, in each case, for so long as it maintains threshold beneficial ownership levels in Calyxt’s shares. Several of Cellectis’ rights remain in effect for so long as Cellectis beneficially owns at least 15 percent of Calyxt’s outstanding shares.

Calyxt holds an exclusive license from Cellectis that broadly covers the use of engineered nucleases for plant gene editing. This intellectual property covers methods to edit plant genes using “chimeric restriction endonucleases,” which include TALEN®, CRISPR/Cas9, zinc finger nucleases, and some types of meganucleases.

Corporate Information

Calyxt was incorporated in the State of Delaware in 2010. The Company’s corporate headquarters is located at 2800 Mount Ridge Road, Roseville, Minnesota 55113 and Calyxt’s phone number is (651) 683-2807. Calyxt’s filings with the SEC are posted on its corporate website at www.calyxt.com. The information contained in, or accessible through, Calyxt’s corporate website does not constitute part of this prospectus.

Calyxt’s common stock is listed on the Nasdaq Global Market under the symbol “CLXT.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).

Calyxt has made these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” or the negative of these terms and other similar terminology. Forward-looking statements in this prospectus and the documents incorporated herein include statements about the Company’s future financial performance, including its cash runway; its product pipeline and development; the Company’s business model and strategies for the development, commercialization and sales of commercial products; commercial demand for its synthetic biology solutions; the development and deployment of its PlantSpring technology platform; its ability to deploy and leverage its artificial intelligence and machine learning (AIML) capabilities; the ability to scale production capability for its BioFactory production system; potential development agreements, partnerships, customer relationships, and licensing arrangements and their contribution to the Company’s financial results, cash usage, and growth strategies; the potential impact of the COVID-19 pandemic on the Company’s business and operating results; and anticipated trends in its business.

These and other forward-looking statements are predictions and projections about future events and trends based on Calyxt’s current expectations, objectives, and intentions and are premised on current assumptions. Calyxt’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to:

•	the impact of increased competition, including competition from a broader array of synthetic biology companies;

•	competition for customers, partners, and licensees and the successful execution of development and licensing agreements;

•	disruptions at its key facilities, including disruptions impacting its BioFactory production system;

•	flaws in AIML algorithms, insufficiency of data inputs required by such algorithms, and human error in interacting with AIML;

•	changes in customer preferences and market acceptance of its products; changes in market consensus as to what attributes are required for a product to be considered “sustainable”;

•	the impact of adverse events during development, including unsuccessful pilot production of plant-based chemistries or field trials;

•	the impact of improper handling of its product candidates during development;

•	failures by third-party contractors; inaccurate demand forecasting or milestone and royalty payment projections;

•	the effectiveness of commercialization efforts by commercial partners or licensees; disruptions to supply chains, including raw material inputs for its BioFactory;

•	the impact of changes or increases in oversight and regulation;

•	disputes or challenges regarding intellectual property;

•	proliferation and continuous evolution of new technologies; management changes;

•	dislocations in the capital markets;

•	the severity and duration of the evolving COVID-19 pandemic and the resulting impact on macro-economic conditions;

•	other important factors discussed under the heading “Risk Factors” in this prospectus, as may be amended or supplemented by Calyxt’s subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect Calyxt’s business, financial condition, results of operations and the price of Calyxt’s common stock.

Any forward-looking statement made by Calyxt in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein is based only on information currently available to Calyxt and speaks only as of the date of this prospectus or such prospectus supplement or incorporated document, as the case may be. Calyxt does not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of the document in which such statement appears, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus together with the documents Calyxt has filed with the SEC that are incorporated by reference and any prospectus supplement or free writing prospectus that the Company may authorize for use in connection with this offering completely and with the understanding that Calyxt’s actual future results may be materially different from what Calyxt currently expects. Calyxt qualifies all of the forward-looking statements in the foregoing documents by these cautionary statements.

RISK FACTORS

Investing in Calyxt’s securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in Calyxt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by the Company’s subsequent filings under the Exchange Act that are incorporated by reference herein or in the applicable prospectus supplement. If any of these risks actually occur, Calyxt’s business, operating results, prospects or financial condition could be harmed. The risks below and incorporated by reference in this prospectus are not the only ones Calyxt faces. Additional risks not currently known to Calyxt or that Calyxt currently deems immaterial may also affect Calyxt’s business operations. For more information, see “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement prepared in connection with an offering of securities pursuant to this prospectus, the net proceeds from the sale of any securities described in this prospectus will be used for general corporate purposes. General corporate purposes may include financing research and development; scaling production capacity; funding personnel and infrastructure enhancements; repayment, repurchase or redemption of debt; repurchases of other securities; acquisitions; additions to working capital; capital expenditures and investments. Accordingly, Calyxt will have significant discretion over the use of any net proceeds. Calyxt may provide additional or updated information on the use of net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF CAPITAL STOCK

Below is a description of the material terms and provisions of Calyxt’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and Calyxt’s amended and restated bylaws (“By-laws”) as well as relevant terms and provisions of Calyxt’s indemnification agreements for directors and officers and Delaware law affecting the rights of Calyxt’s stockholders. This summary does not purport to be complete and is qualified in its entirety by the provisions of Calyxt’s Certificate of Incorporation, By-laws and such indemnification agreements. Copies of Calyxt’s Certificate of Incorporation, By-laws and indemnification agreements have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

General

Calyxt’s authorized capital stock consists of 275,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. The only equity securities currently outstanding are shares of common stock.

As of June 30, 2022, there were 46,815,694 shares of common stock issued and outstanding.

Common Stock

Voting Rights. The holders of Calyxt’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Calyxt’s common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the voting power of Calyxt’s common stock could, if they so choose, elect all the directors.

Dividend Rights. Holders of common stock are entitled to receive dividends if, as and when declared by Calyxt’s Board of Directors, out of Calyxt’s legally available assets, in cash, property or shares of Calyxt’s capital stock, after payments of dividends required to be paid on outstanding preferred stock, if any.

Distributions in Connection with Mergers or Other Business Combinations. Upon a merger, consolidation or substantially similar transaction, holders of common stock will be entitled to receive equal per share payments or distributions.

Liquidation Rights. Upon Calyxt’s liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of Calyxt’s assets, the assets legally available for distribution to Calyxt’s stockholders will be distributable ratably among the holders of the common stock, subject to prior satisfaction of all outstanding debts and other liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding preferred stock.

Stockholders Agreement. In connection with Calyxt’s IPO, Calyxt entered into a stockholders agreement dated July 25, 2017 with Cellectis (as amended from time to time, the “Stockholders Agreement”), pursuant to which Cellectis has certain specified rights. Pursuant to the Stockholders Agreement, for so long as Cellectis beneficially owns at least 50% of the then-outstanding shares of Calyxt’s shares of Common Stock, Cellectis has certain rights, including:

•

to approve any modification to Calyxt’s or any future subsidiary’s share capital (e.g., share capital increase or decrease), the creation of any subsidiary, any grant of stock-based compensation, any distributions or initial public offering, merger, spin-off, liquidation, winding up or carve-out transactions;

•	to approve Calyxt’s annual business plan and annual budget and any modification thereto;

•	to approve any external growth transactions exceeding $500,000 and not included in the approved annual business plan and annual budget;

•

to approve any investment and disposition decisions exceeding $500,000 and not included in the approved annual business plan and annual budget (excluding the purchase and sale of inventory as a part of the normal course of business);

•	to approve any related-party agreement and any agreement or transaction between the executives or stockholders of Calyxt, on the one hand, and Calyxt or any of its subsidiaries, on the other hand;

•	to approve any decision pertaining to the recruitment, dismissal/removal, or increase of the compensation of executives and corporate officers;

•	to approve any material decision relating to a material litigation;

•	to approve any decision relating to the opening of a social or restructuring plan or pre-insolvency proceedings;

•	to approve any buyback by Calyxt of its own shares;

•

to approve any new borrowings or debts exceeding $500,000 and early repayment of loans, if any (it being understood that Cellectis will approve the entering into of contracts for revolving loans and other short-term loans and the repayment of such for financing general operating activities, such as revolving loans for inventory or factoring of receivables);

•	to approve grants of any pledges on securities;

•	to develop new activities and businesses not described in the annual business plan and annual budget;

•	to approve entry into any material agreement or partnership; and

•	to approve any offshore and relocation activities.

In addition, Cellectis has the following rights for so long as it beneficially owns at least 15% of the then outstanding shares of Calyxt’s common stock, including:

•	to nominate the greater of three members of Calyxt’s Board of Directors or a majority of the directors;

•

to designate the Chairman of Calyxt’s Board of Directors and one member to each of the audit committee of the Board of Directors, the compensation committee of the Board of Directors and the nominating and corporation governance committee of the Board of Directors;

•

to approve any amendments to Calyxt’s Certificate of Incorporation or By-laws that would change the name of the company, its jurisdiction of incorporation, the location of its principal executive offices, the purpose or purposes for which Calyxt is incorporated or the Cellectis approval items set forth in the stockholders agreement;

•	to approve the payment of any regular or special dividends;

•	to approve the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of Calyxt or a material subsidiary;

•

to approve any public or private offering, merger, amalgamation or consolidation of us or the spinoff of a business of Calyxt’s or any sale, conveyance, transfer or other disposition of Calyxt’s assets; and

•	to approve any change to Calyxt’s Board of Directors contrary to the stockholders agreement or the Company’s Certificate of Incorporation or By-laws.

Other Matters. Calyxt’s Certificate of Incorporation does not entitle holders of Calyxt’s common stock to preemptive rights. No redemption or sinking fund provisions apply to Calyxt’s common stock. The rights, preferences and privileges of holders of Calyxt’s common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that Calyxt may designate in the future.

Preferred Stock

Calyxt’s Certificate of Incorporation authorizes its Board of Directors, without further action by the stockholders (unless so required by applicable law or Nasdaq listing standards), to issue preferred stock in one or more series, to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding, and to determine the preferences, limitations and rights of any shares of preferred stock that Calyxt chooses to issue, without vote or action by the stockholders.

Calyxt will fix the designations, powers, preferences and relative, participating, optional or other rights, if any, of the preferred stock of each such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. Calyxt will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that Calyxt files with the SEC, the form of any certificate of designation that sets forth the terms of the series of preferred stock Calyxt is offering before the issuance of that series of preferred stock. If Calyxt offers preferred stock, the terms of the particular series of preferred stock will be described in the applicable prospectus supplement. This description will include (to the extent applicable):

•	the designation of the applicable series number of shares of such series Calyxt is offering;

•	the purchase price;

•	the liquidation preference per share;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on Calyxt’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into Calyxt’s common stock or any other security of the Company, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•

whether the preferred stock will be exchangeable for Calyxt’s common stock or any other security of the Company, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if Calyxt liquidates, dissolves or winds up its affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if Calyxt liquidates, dissolves or winds up its affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Delaware General Corporation Law (the “DGCL”) provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to Calyxt’s Certificate of Incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Calyxt’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Calyxt’s common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Calyxt and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of Calyxt’s common stock.

Delaware Anti-Takeover Law and Provisions of Calyxt’s Charter and Bylaws

The following provisions may make a change in control of Calyxt’s business more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of Calyxt’s management by making it more difficult for a person to remove or change the incumbent members of Calyxt’s Board of Directors.

Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of Calyxt’s common stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, Calyxt’s Board of Directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by Calyxt’s Board of Directors. The existence of authorized but unissued shares of common stock or preferred stock may enable Calyxt’s Board of Directors to render more difficult or to discourage an attempt to obtain control of Calyxt by means of a merger, tender offer, proxy contest or otherwise.

Election and Removal of Directors. Calyxt’s Board of Directors consists of not less than five nor more than eleven directors, excluding any directors elected by holders of preferred stock pursuant to provisions of any applicable series of preferred stock entitling the holders thereof to separately elect directors. The exact number of directors will be fixed from time to time by resolution of Calyxt’s Board of Directors. As of the date of this prospectus, Calyxt’s Board of Directors has eight members.

Pursuant to the Stockholders Agreement, Cellectis has the right to nominate the greater of three directors or a majority of directors to Calyxt’s Board of Directors so long as it continues to own at least 15% of the then-outstanding shares of Calyxt’s common stock.

At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of a majority of Calyxt’s then outstanding stock. Prior to such time, directors may be removed with or without cause.

Classified Board of Directors. Calyxt’s Board of Directors currently is not classified. However, Calyxt’s Certificate of Incorporation and By-laws provide that Calyxt’s Board of Directors will be classified with approximately one-third of the directors elected each year at such time as Cellectis no longer holds at least 50% of Calyxt’s then outstanding common stock. The number of directors will be fixed from time to time by a majority of the total number of directors that Calyxt would have at the time such number is fixed if there were no vacancies. The directors will be divided into three classes, designated class I, class II and class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their successors are duly elected and qualified. In addition, if the number of directors is changed, any increase or decrease will be apportioned by Calyxt’s Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Director Vacancies. Calyxt’s Certificate of Incorporation authorizes only its Board of Directors to fill vacant directorships.

No Cumulative Voting. Calyxt’s Certificate of Incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders. At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s By-laws and Certificate of Incorporation provide that special meetings of its stockholders may only be called by the Board of Directors. Prior to such time, a special meeting may also be called by the secretary of the Company at the request of stockholders holding a majority of the outstanding shares entitled to vote.

Advance Notice Procedures for Director Nominations. Calyxt’s By-laws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although Calyxt’s By-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent. At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s By-laws and Certificate of Incorporation provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock. Prior to such time, such actions may be taken without a meeting by written consent.

Amending Calyxt’s Certificate of Incorporation and Bylaws. At any time after Cellectis beneficially owns less than 50% of Calyxt’s then outstanding common stock, Calyxt’s Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of at least two-thirds of Calyxt’s common stock. Prior to such time, Calyxt’s Certificate of Incorporation and By-laws may be amended by the affirmative vote of the holders of a majority of the voting power of Calyxt’s common stock.

Exclusive Jurisdiction. Calyxt’s Certificate of Incorporation provides that, unless it consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on Calyxt’s behalf, any action asserting a claim of breach of fiduciary duty owed by any of the Company’s directors, officers, or other employees to Calyxt or to its stockholders, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, because the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce duties or liabilities created by the Exchange Act or the rules and regulations thereunder, the exclusive forum provision does not apply to any action arising under the Exchange Act. Although the exclusive forum provision applies, to the extent permitted by law, to Securities Act claims, the Securities Act creates concurrent federal and state jurisdiction over suits brought to enforce duties or liabilities created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this exclusive forum provision with respect to a Securities Act claim. Neither Calyxt nor its stockholders may waive compliance with the federal securities laws or the rules and regulations thereunder.

Business Combinations with Interested Stockholders. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the Board of Directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the Board of Directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. Calyxt has expressly elected not to be governed by the “business combination” provisions of Section 203 of the DGCL until after such time as Cellectis no longer beneficially owns at least 50% of Calyxt’s common stock. At that time, such election shall be automatically withdrawn and Calyxt will thereafter be governed by the “business combination” provisions of Section 203 of the DGCL.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Calyxt’s Certificate of Incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that Calyxt has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Calyxt’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are Calyxt’s or its subsidiaries’ employees. Calyxt’s Certificate of Incorporation provides that, to the fullest extent permitted by law, none of Cellectis or any of its affiliates or any director who is not employed by Calyxt, or his or her affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which Calyxt or its subsidiaries now engage or propose to engage or (ii) otherwise competing with Calyxt or its subsidiaries. In addition, to the fullest extent permitted by law, in the event that Cellectis or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for Calyxt or its affiliates, such person has no duty to communicate or offer such transaction or business opportunity to Calyxt or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Calyxt’s Certificate of Incorporation does not renounce its interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of Calyxt. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Calyxt unless Calyxt would be permitted to undertake the opportunity under its Certificate of Incorporation, Calyxt has sufficient financial resources to undertake the opportunity and the opportunity would be in line with Calyxt’s business.

Registration Rights

The Stockholders Agreement provides Cellectis with certain registration rights, as follows:

Demand Registration—Cellectis may request that Calyxt register for resale all or a portion of their shares. Any such request must cover a quantity of shares with an anticipated aggregate offering price of at least $25.0 million. To the extent Calyxt is a well-known seasoned issuer, Cellectis may also request that Calyxt file an automatic shelf registration statement on Form S-3 that covers the registrable securities requested to be registered. Depending on certain conditions, Calyxt may defer a demand registration for up to 90 days in any twelve month period. Cellectis will agree pursuant to a contractual lock-up not to exercise any of its rights under the registration rights agreement during a 90-day restricted period.

Piggyback Registration Rights—In the event that Calyxt proposes to register any of its securities under the Securities Act of 1933, either for its own account or for the account of its other security holders, Cellectis is entitled to certain piggyback registration rights allowing it to include its shares in the registration, subject to certain marketing and other limitations. As a result, whenever Calyxt proposes to file a registration statement under the Securities Act, Cellectis is entitled to notice of the registration.

Expenses; Indemnification—The registration rights provides that Calyxt must pay all registration expenses (other than the underwriting discounts and commissions) in connection with effecting any demand registration or shelf registration. The registration rights contain customary indemnification and contribution provisions.

Term—The registration rights will remain in effect with respect to any shares covered by the Stockholders Agreement until (i) all of Cellectis’ shares have been sold pursuant to an effective registration statement under the Securities Act; (ii) all of Cellectis’ shares have been sold to the public pursuant to Rule 144 under the Securities Act; or (iii) Cellectis owns less than 10% of the then outstanding shares of Calyxt’s common stock.

Indemnification and Limitations on Directors’ Liability

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Calyxt’s Certificate of Incorporation indemnifies its directors and principal officers to the fullest extent permitted by Delaware law and Calyxt’s Certificate of Incorporation also allows Calyxt’s Board of Directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of principal officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Calyxt’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law.

Calyxt’s directors and officers are insured pursuant to a “directors and officers” insurance policy, which provides protection against un-indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for losses incurred by Calyxt in response to securities claims involving directors and officers. The policy contains various customary exclusions for policies of this type.

In addition, Calyxt’s Board of Directors has adopted a policy to enter into an indemnification agreement with each of its directors and officers, which provide for certain advancement and indemnification rights. Each indemnification agreement provides, subject to certain exceptions, to indemnify and hold harmless the director or officer to the fullest extent permitted by Delaware law.

With respect to any indemnification available to directors affiliated with Cellectis, Calyxt has agreed (i) that it is the indemnitor of first resort with respect to any amounts incurred or sustained in connection with such person’s role as a director of Calyxt, (ii) that it will be responsible for, and required to advance, the full amount of such amounts without regard to any rights such person may have, or be pursuing, against Cellectis, and (iii) to irrevocably waive, relinquishe and release Cellectis from any and all claims for contribution, subrogation or any other recovery in respect of such amounts.

Calyxt believes that the limitation of liability and indemnification provisions in its Certificate of Incorporation, By-laws, indemnification agreements and insurance policies are necessary to attract and retain qualified directors and officers. However, these provisions may discourage derivative litigation against directors and officers, even though an action, if successful, might benefit Calyxt and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Calyxt pays the costs of settlement and damage awards against directors and officers as required or allowed by these limitations of liability and indemnification provisions.

At present, there is no pending litigation or proceeding involving any of Calyxt’s directors, officers, employees or agents as to which indemnification is sought from Calyxt, nor is the Company aware of any threatened litigation or proceeding that may result in an indemnification claim.

Listing

Calyxt’s shares of common stock are listed on the Nasdaq Global Market under the symbol “CLXT.”

Transfer Agent and Registrar

The transfer agent and registrar for Calyxt’s common stock is Broadridge Corporate Issuer Solutions, Inc., 1155 Long Island Avenue, Edgewood, NY 11717.

DESCRIPTION OF WARRANTS

Calyxt may issue warrants to purchase common stock, preferred stock, debt securities or any combination thereof. Each warrant will entitle the holder to purchase for cash the amount of common stock, preferred stock, debt securities or units at the exercise price stated or determinable in a prospectus supplement for the warrants. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Calyxt and a warrant agent.

Unless otherwise specified in the applicable prospectus supplement, holders of warrants will not be entitled to any rights with respect to the securities for which warrants are exercisable prior to the issuance of securities. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The description in the applicable prospectus supplement of any warrants Calyxt offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant or warrant agreement, which will be filed with the SEC if Calyxt offers warrants. You are urged to read the applicable warrant or warrant agreement, as applicable, and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

Calyxt may issue subscription rights to purchase common stock, preferred stock, debt securities or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, Calyxt may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights Calyxt offers, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for Calyxt’s common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number of shares and terms of the common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement into which Calyxt may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights Calyxt offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if Calyxt offers subscription rights. You are urged to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

Calyxt may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units may be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of any unit agreement or unit certificate, as applicable, relating to any particular issue of units will, if applicable, be filed with the SEC when Calyxt issues units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

Calyxt may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms summarized below will apply generally to any debt securities that Calyxt may offer under this prospectus, the particular terms of any debt securities that Calyxt may offer will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, references to the indenture also refer to any supplemental indentures that specify the terms of a particular series of debt securities.

Calyxt will issue the debt securities under the indenture that it will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Calyxt has filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that Calyxt files with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. You are urged to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that Calyxt may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that Calyxt may issue. It provides that Calyxt may issue debt securities up to the principal amount that Calyxt may authorize and may be in any currency or currency unit that Calyxt may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of Calyxt’s assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in Calyxt’s operations, financial condition or transactions involving Calyxt.

Calyxt may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into or exchangeable for another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	Calyxt’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, Calyxt may, at Calyxt’s option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which Calyxt is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which Calyxt will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for Calyxt’s obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at Calyxt’s option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at Calyxt’s or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which Calyxt will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by Calyxt or advisable under applicable laws or regulations.

Conversion or Exchange Rights

The applicable prospectus supplement will set forth the terms on which a series of debt securities may be convertible into or exchangeable for Calyxt’s common stock or its other securities. The applicable prospectus supplement will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at Calyxt’s option. The applicable prospectus supplement may include provisions pursuant to which the number of shares of Calyxt’s common stock or Calyxt’s other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless otherwise provided in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts Calyxt’s ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of Calyxt’s) must assume all of Calyxt’s obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless otherwise provided in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that Calyxt may issue:

•

if Calyxt fails to pay any installment of interest on such series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by Calyxt in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if Calyxt fails to pay the principal of, or premium, if any, on such series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if Calyxt fails to observe or perform any other covenant or agreement contained in the debt securities of such series or the indenture, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after Calyxt receives written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to Calyxt in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to Calyxt, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (including acceleration described in the preceding paragraph), except that such waivers of defaults or events of default regarding payment of principal, premium, if any, or interest, require that Calyxt shall have paid or set aside with the Trustee sufficient funds to pay all amounts then due and payable otherwise then due and payable otherwise then by acceleration. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

No holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies unless:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request for the Trustee to initiate such action or proceeding;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if Calyxt defaults in the payment of the principal, premium, if any, or interest on, the debt securities.

On an annual basis, Calyxt will provide statements to the Trustee regarding its compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless otherwise provided in the prospectus supplement applicable to a particular series of debt securities, Calyxt and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add covenants, restrictions, conditions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon Calyxt in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by Calyxt and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless otherwise provided in the prospectus supplement applicable to a particular series of debt securities, Calyxt and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that Calyxt can elect to be discharged from its obligations with respect to one or more series of debt securities that shall become due and payable within one year or are to be called for redemption within one year, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise its rights to be discharged, Calyxt must irrevocably deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series when payments are due on the date of maturity or the date fixed for redemption.

Form, Exchange and Transfer

Calyxt will issue the debt securities of each series only in fully registered form without coupons and, unless otherwise provided in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple in excess thereof. The indenture provides that Calyxt may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by Calyxt and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Calyxt or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by Calyxt for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, Calyxt will impose no service charge for any registration of transfer or exchange, but Calyxt may require payment of any taxes or other governmental charges.

The applicable prospectus supplement will name the security registrar, and any transfer agent in addition to the security registrar, that Calyxt initially designates for any debt securities. Calyxt may, at any time, designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Calyxt will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If Calyxt elects to redeem the debt securities of any series, Calyxt will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities Calyxt is redeeming in part.

Information Concerning the Trustee

The debt securities will be issued under an indenture between us and a trustee to be named in the indenture. The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, Calyxt will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Calyxt will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by it, except that unless otherwise indicated in the applicable prospectus supplement, Calyxt will make interest payments by check that it will mail to the holder or by wire transfer to certain holders. Unless otherwise indicated in the applicable prospectus supplement, Calyxt will designate the corporate trust office of the trustee as its sole paying agent for payments with respect to debt securities of each series. The applicable prospectus supplement will name any other paying agents that Calyxt initially designates for the debt securities of a particular series. Calyxt will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money Calyxt pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Calyxt, and the holder of the debt security thereafter may look only to Calyxt for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

PLAN OF DISTRIBUTION

Calyxt may sell its securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, including through a specific bidding, auction or other process;

•	through a combination of any of these methods of sale; or

•	Calyxt may issue the securities as a dividend or distribution or in a subscription rights offering to Calyxt’s existing security holders.

The applicable prospectus supplement will contain the terms of the transaction, including the method of distribution of the securities offered, the proceeds Calyxt will receive from the sale, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, or at various prices determined at the time of sale.

Offers to purchase securities may be solicited directly by Calyxt or by agents designated by Calyxt from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from Calyxt. Agents may also receive compensation from the purchasers of the securities to whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Calyxt has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and Calyxt. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, Calyxt will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by Calyxt, and the sale thereof may be made by Calyxt, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Calyxt. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by Calyxt may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock and preferred stock will be a new issue and, other than the common stock, which is listed on the Nasdaq Global Market, will have no established trading market. Calyxt may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, Calyxt shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, Calyxt or its subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon by Jones Day, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Calyxt, Inc. appearing in Calyxt’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements to the extent covered by consents filed with the SEC given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Calyxt to incorporate by reference much of the information the Company files with them. This allows Calyxt to disclose important information to you by referring those publicly filed documents. The information that Calyxt incorporates by reference in this prospectus is considered to be part of this prospectus. Because Calyxt is incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that Calyxt incorporates by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38161) and any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the year ended December 31, 2021 (including the information in Part III incorporated therein by reference from Calyxt’s Definitive Proxy Statement on Schedule 14A);

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022;

•

Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February  18, 2022 (solely with respect to Item 8.01), February  23, 2022, March  28, 2022, May  20, 2022 and June 2, 2022; and

•

the description of Calyxt’s common stock contained in the Registration Statement on Form 8-A filed on July 20, 2017, including any amendment or report filed for the purpose of updating such description.

Calyxt also incorporates by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until Calyxt files a post-effective amendment that indicates the termination of the offering of the shares of Calyxt’s common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document Calyxt previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Calyxt is subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, is required to file periodic reports, proxy statements and other information with the SEC. You can read Calyxt’s SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

Calyxt makes available free of charge, on or through the investor relations section of Calyxt’s website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Calyxt will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may obtain copies of this prospectus and the documents incorporated by reference without charge by writing to Calyxt’s investor relations team at 2800 Mount Ridge Road, Roseville, Minnesota 55113, by telephone at (651)-683-2807 or on Calyxt’s website at www.calyxt.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by Calyxt, Inc., a Delaware corporation (the “Registrant), in connection with the offering of securities described in this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates, except for the Securities and Exchange Commission (the “SEC”) registration fee. The Registrant will bear all expenses shown below.

SEC registration fee	$4,635	*
FINRA filing fee	8,000
Accounting fees and expenses	**
Legal fees and expenses	**
Printing expenses	**
Transfer agent expenses	**
Other	**

Total	**

*	Includes fees previously paid in connection with unsold securities pursuant to Rule 415(a)(6).
**	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant’s Certificate of Incorporation indemnifies its directors and principal officers to the fullest extent permitted by Delaware law and its Certificate of Incorporation also allows its Board of Directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the corporation or amounts paid in settlement to the corporation. This indemnification also extends to the payment of attorneys’ fees and expenses of officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law.

The Registrant’s directors and officers are insured pursuant to a “directors and officers” insurance policy, which provides protection against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for losses incurred by it in response to securities claims involving directors and officers. The policy contains various customary exclusions for policies of this type.

In addition, the Registrant’s board of directors has adopted a policy to enter into an indemnification agreement with each of its directors and officers, which provide for certain advancement and indemnification rights. Each indemnification agreement, provides, subject to certain exceptions, to indemnify and hold harmless the director or officer to the fullest extent permitted by Delaware law.

With respect to any indemnification available to directors affiliated with Cellectis, the Registrant has agreed (i) that it is the indemnitor of first resort with respect to any amounts incurred or sustained in connection with such person’s role as a director of the Registrant, (ii) that it will be responsible for, and required to advance, the full amount of such amounts without regard to any rights such person may have, or be pursuing, against Cellectis, and (iii) to irrevocably waive, relinquish and release Cellectis from any and all claims for contribution, subrogation or any other recovery in respect of such amounts.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

The exhibit index immediately preceding the signature page hereto is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78m or 78o(d)), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus forms a part, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 14, 2018)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on May 7, 2018)

4.1	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 5, 2020)

4.2	Form of Outstanding Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 23, 2022)

4.3*	Form of Warrant

4.4*	Form of Warrant Agreement

4.5*	Form of Subscription Rights Certificate

4.6*	Form of Unit

4.7*	Form of Unit Agreement

4.8*	Form of Debt Securities

4.9	Form of Indenture

4.10	Stockholders Agreement dated July 25, 2017 between Cellectis S.A. and Calyxt, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed on March 14, 2018)

4.11	Amendment No. 1 to Stockholders Agreement dated May 7, 2018 between Cellectis S.A. and Calyxt, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 7, 2018)

5.1	Opinion of Jones Day

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities (to be filed prior to any issuance of Debt Securities)

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, in the State of Minnesota, on September 19, 2022.

CALYXT, INC.

By:	/s/ Michael A. Carr
Name: Michael A. Carr
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Carr, William F. Koschak and Debra Frimerman (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his or her behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement (including and related registration statement filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 and power of attorney have been signed by the following persons in the capacities indicated on September 19, 2022.

Signature	Title
/s/ Michael A. Carr	President, Chief Executive Officer and Director
Michael A. Carr	(Principal Executive Officer)

/s/ William F. Koschak	Chief Financial Officer
William F. Koschak	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yves Ribeill	Board Chair and Director
Yves Ribeill

/s/ Laurent Arthaud	Director
Laurent Arthaud

/s/ Phillippe Dumont	Director
Phillippe Dumont

/s/ Jonathan Fassberg	Director
Jonathan Fassberg

/s/ Anna Ewa Kozicz-Stankiewicz	Director
Anna Ewa Kozicz-Stankiewicz

Signature	Title

/s/ Kimberly Nelson	Director
Kimberly Nelson

/s/ Christopher J. Neugent	Director
Christopher J. Neugent